“1st Lien Amendment”

AMENDMENT NO. 2 dated as of May 29, 2008 (this “Amendment”) to the Credit, Security, Guaranty and Pledge Agreement, dated as of January 12, 2006, as amended and restated as of April 13, 2007, among RHI Entertainment, LLC (the “Borrower”), the Guarantors referred to therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Issuing Bank and as Administrative Agent for the Lenders (the “Administrative Agent”) (as the same has been amended, supplemented or otherwise modified from time to time prior to this Amendment, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower certain credit facilities pursuant to the terms of the Credit Agreement.

WHEREAS, the Required Lenders, the Credit Parties and the Administrative Agent previously executed that certain Amendment No. 1 dated as of October 12, 2007 to this Credit Agreement (“Amendment No. 1”) which contemplated modifications to the Credit Agreement in connection with a proposed initial public offering described in the registration statement on Form S-1 (Registration No. 333-146098) under the U.S. Securities Act of 1933, as amended (“Securities Act”) initially filed by RHI Inc. (as defined below) with the U.S. Securities and Exchange Commission (“SEC”) on September 14, 2007, as subsequently amended to date (the “Registration Statement”).

WHEREAS, Amendment No. 1 was executed by the Required Lenders, the Credit Parties and the Administrative Agent, but the conditions to the effectiveness of Amendment No. 1 (other than the amendments contemplated by Sections 2(A)(3) and 2(A)(4) of Amendment No. 1) were not satisfied, and various amendments contemplated by Amendment No. 1 therefore have not yet been effectuated.

WHEREAS, the Borrower proposes that, in connection with the proposed initial public offering described below, the Parent undertake a reorganization as a result of which (a) the Parent will be renamed KRH Investments LLC (“KRH”), (b) KRH will transfer all of the Equity Interests in the Borrower to RHI Entertainment Holdings II, LLC, a newly formed Delaware limited liability company (“Holdings II”), which will become the sole direct parent of the Borrower, and (c) KRH and RHI Entertainment, Inc., a newly formed Delaware corporation (“RHI Inc.”), will become the sole members of Holdings II, with RHI Inc. acting as the sole managing member of Holdings II.

WHEREAS, the Borrower proposes that (a) RHI Inc. consummate an initial public offering of its common stock registered under the Registration Statement filed with the SEC (together with any common stock of RHI Inc. registered under a registration statement filed in accordance with Rule 462(b) under the Securities Act), substantially all of the proceeds to RHI Inc. of which (after deducting underwriting discounts and commissions, as well as fees and expenses incurred in connection with the proposed reorganization and the initial public offering transactions, including $6.0 million to be paid to the Kelso Group in exchange for the termination of the existing Management Agreement) will be contributed to Holdings II in exchange for membership interests in Holdings II, (b) Holdings II first may make a distribution to KRH as a reimbursement of certain capital expenditures previously made, and which, if made, will be used by KRH to repay the Parent Note Obligations and second, will contribute the remaining net proceeds to the Borrower, and (c) the Borrower will use all or a portion of such net proceeds received from Holdings II (together, at the Borrower’s option, with additional Indebtedness to be borrowed (x) under the Credit Agreement upon the effectiveness of this Amendment and/or (y) under a new second lien term loan facility, each as further described below) to retire all of the Indebtedness outstanding under the Second Lien Facility as in effect immediately prior to the Effective Date (and, to the extent that the remaining net proceeds from the initial public offering of RHI Inc. exceed the amount required to discharge the Indebtedness outstanding under the Second Lien Facility in full, such excess net proceeds, if any, may be retained by RHI Inc., Holdings II or the Borrower, as the case may be, and used for general corporate purposes).

WHEREAS, the Borrower proposes that the Borrower, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent agree to amend the Credit Agreement to (a) make technical amendments, many of which were contemplated under the terms of Amendment No. 1, to facilitate the reorganization and the initial public offering of the common stock of RHI Inc. and the repayment of indebtedness under the “Second Lien Agreement” (as that term is defined in the Credit Agreement), (b) at the option of the Borrower, provide for an increase (in an amount of up to $75,000,000 in the aggregate) in Revolving Credit Commitments under the Revolving Credit Facility after the effectiveness of the Registration Statement at the closing of the initial public offering contemplated thereby from $275,000,000 to an amount not to exceed $350,000,000, and (c) amend various other provisions described herein.

WHEREAS, the Borrower, the Guarantors and JPMorgan Chase Bank, N.A., in its capacity as the Administrative Agent on behalf of the Required Lenders have agreed to amend the Credit Agreement, on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement (for the avoidance of doubt, as amended by this Amendment).

SECTION 2. Amendments to the Credit Agreement Upon Effective Date. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof:

(A) Section 1.1 of the Credit Agreement is hereby amended by:

(1) inserting the following new definitions in appropriate alphabetical order:

“Amendment No. 2” shall mean that certain Amendment No. 2, dated as of May 29, 2008, to this Credit Agreement.

“Amendment No. 2 Effective Date” shall mean the Effective Date (as defined in Amendment No. 2).

“Continuing Director” shall mean, as of any date of determination, each member of the Board of Directors of the Borrower who (a) was a member of such Board of Directors on May 29, 2008 or (b) was nominated for election or elected to such Board of Directors either (x) with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (y) by or with the consent of KRH.

“IPO Net Proceeds” shall mean the gross proceeds of the Qualified IPO (but if there is a contemporaneous secondary offering on behalf of shareholders of Public Co. shall not include any proceeds applicable to the shares being sold by them) minus the aggregate of all underwriting discounts and commissions and fees and expenses incurred in connection with the Reorganization and a Qualified IPO, including without limitation $6.0 million to be paid to the Kelso Group in exchange for the termination of the Management Agreement, fees and expenses of outside accountants and counsel, SEC and FINRA filing and registration fees, exchange listing fees and expenses, transfer agent fees and expenses, printing and financial printer service expenses and road show expenses.

“KRH” shall mean KRH Investments LLC, a Delaware limited liability company formerly known as RHI Entertainment Holdings, LLC (and which was, prior to the Amendment No. 2 Effective Date, defined under this Credit Agreement as the “Parent”), which upon consummation of a Qualified IPO and the Reorganization will own a portion of the Equity Interests of Parent.

“New Second Lien Agent” shall mean, to the extent the Borrower incurs Indebtedness under a New Second Lien Agreement in compliance with Section 6.1, the entity which is administrative or collateral agent (as appropriate) under such New Second Lien Agreement.

“New Second Lien Agreement” shall mean such credit agreement (as the same may be amended, supplemented as otherwise modified, revised or replaced from time to time in concordance with the terms of the Second Lien Intercreditor Agreement) which may be entered into by the Borrower, the Guarantors and the New Second Lien Agent on the Amendment No. 2 Effective Date pursuant to which a second priority senior secured term loan, in an aggregate principal amount not to exceed $75,000,000, may be extended to Borrower; provided that such credit agreement (i) meets the requirements contained in the defined terms “Refinancing Indebtedness” vis-à-vis the Second Lien Agreement in effect immediately prior to the Amendment No. 2 Effective Date and “Permitted Refinancing” vis-à-vis the Second Lien Intercreditor Agreement as amended by this Amendment No. 2, (ii) is in an aggregate principal amount not to exceed $75,000,000, (iii) is subject to the Second Lien Intercreditor Agreement and (iv) contains no representations, warranties or covenants more restrictive than those contained in the Second Lien Agreement in effect immediately prior to the Amendment No. 2 Effective Date.

“New Second Lien Facility” shall mean, to the extent the Borrower incurs Indebtedness under a New Second Lien Agreement in compliance with Section 6.1, each of the loans under the New Second Lien Agreement and all obligations of the Borrower in connection therewith.

“Parent Credit Agreement” shall mean that certain Credit Agreement dated as of May 8, 2008 among RHI Entertainment Holdings, LLC (which in the Reorganization will change its name to KRH Investments LLC), the lenders referred to therein and JP Morgan Chase Bank, N.A., as administrative agent, pursuant to which the lenders party thereto made available a $30,000,000 unsecured term loan, the net proceeds of which were contributed to the Borrower as an additional investment in Equity Interests of the Borrower.

“Parent LLC Agreement” shall mean the limited liability operating agreement of Parent (after giving effect to Amendment No. 2), substantially in the form heretofore delivered to the Administrative Agent, with such modifications as the Administrative Agent shall approve prior to the Amendment No. 2 Effective Date, as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time thereafter, provided that the Administrative Agent may not (without the consent of the Required Lenders) approve changes which would materially increase the Tax Distributions or, materially change the management structure of the Parent or the Borrower.

“Parent Note Obligations” shall mean, as of any date of determination, the aggregate amount of all “Obligations” (as defined in the Parent Credit Agreement).

“Permitted Group” shall mean any group of investors that is deemed to be a “person” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect from time to time) by virtue of the Parent LLC Agreement and/or the limited liability company agreement of KRH, as the same may be amended, modified or supplemented from time to time.

“Public Co.” shall mean RHI Entertainment, Inc., a Delaware corporation that is initially wholly-owned by Robert Halmi, Jr. and will become owned by Robert Halmi, Jr. and public investors upon consummation of the Qualified IPO and the Reorganization and will thereafter own a portion of the Equity Interests of Parent.

“Qualified IPO” shall mean an initial public offering of the common stock of Public Co. by Public Co.

“Refinancing IPO Proceeds” means that portion of the IPO Net Proceeds that are used by Borrower, KRH or Parent to repay Second Lien Obligations and all Parent Note Obligations.

“Registration Statement” shall mean Public Co.’s registration statement on Form S-1 (Registration No. 333-146098) initially filed with the SEC on September 14, 2007, in connection with a Qualified IPO.

“Reorganization” shall mean the transactions and arrangements concerning the corporate structure and ownership of the Borrower as described in the Registration Statement (at the time it is declared effective) under the heading “corporate history and reorganization”, provided that the terms thereof do not differ from those set forth in Amendment No. 3 to the Registration Statement (filed with the SEC on May 2, 2008) in a manner that is materially adverse to the Lenders.

“SEC” shall mean the U.S. Securities and Exchange Commission and any successor agency.

“Second Lien Obligations” shall mean, the aggregate “Obligations” (as defined in the Second Lien Agreement) outstanding under the Second Lien Facility.

“Tax Distributions” shall mean, with respect to any taxable period, an amount not to exceed the product of (i) the estimated (in the case of a payment on account of quarterly estimated tax payments or extension payments) or actual (in the case of a payment on account of the filing of a tax return) taxable income of the Parent (determined without regard to net positive adjustments to the basis of the Parent’s or its Subsidiaries’ assets resulting from an Internal Revenue Code Section 754 election), as determined for federal income tax purposes and (ii) the highest combined federal, state and local marginal tax rate applicable to corporations residing in New York City, New York, or, if greater and KRH’s percentage ownership of the outstanding membership interests of Parent is at least 20%, the highest combined federal, state and local marginal tax rate applicable to individuals residing in New York City, New York, in each case taking into account the deductibility of state and local income taxes for federal income tax purposes, reduced by any tax credits of Parent and its

Subsidiaries allocated to its members and in the reasonable judgment of the Borrower would be utilizable by the members or their direct or indirect owners if their allocated income of the Parent (determined without regard to net positive adjustments to the basis of the Parent’s or its Subsidiaries’ assets resulting from an Internal Revenue Code Section 754 election) was their only taxable income; provided, it is understood and agreed that (a) Tax Distributions with regard to estimated and extension tax payments may be made not earlier than 15 days prior to the date that the quarterly estimated or extension tax payment is due (using the earlier of the corporate or individual due date for such payment), (b) not earlier than 15 days prior to the date that the federal income tax return for Parent is filed, a final Tax Distribution may be made equal to the excess of (1) the product of clause (i) and clause (ii) above with respect to a taxable year over (2) the prior Tax Distributions with respect to estimated and extension tax payments made for such taxable year, (c) if the amount in clause (b) above is negative, such amount shall reduce otherwise permitted future Tax Distributions, (d) in the event that the taxable income of the Parent or its Subsidiaries (determined without regard to net positive adjustments to the basis of the Parent’s or its Subsidiaries’ assets resulting from an Internal Revenue Code Section 754 election) is increased for a taxable period pursuant to a federal income tax audit or challenge by the Internal Revenue Service or the filing of an amended federal income tax return, the calculation of the taxable income of the Parent shall be appropriately increased and the Borrower shall be permitted to distribute a corresponding additional amount pursuant to Section 6.5(b) (reduced by any distribution made pursuant to clause (e) below for such taxable period) in the year during which a settlement occurs, a decision of a court having jurisdiction with respect to such matters becomes final or it files an amended federal income tax return, (e) in the event that the taxable income of the Parent or its Subsidiaries (determined without regard to net positive adjustments to the basis of the Parent’s or its Subsidiaries’ assets resulting from an Internal Revenue Code Section 754 election, but taking into account any increases described in clause (d) above for such taxable period) is increased for a taxable period pursuant to an state or local income tax audit or challenge by the state or local taxing authority, the calculation of the taxable income of the Parent shall be appropriately increased and the Borrower shall be permitted to distribute a corresponding additional amount pursuant to Section 6.5(b) in the year during which a settlement occurs or a decision of a court having jurisdiction with respect to such matters becomes final provided that the tax rate used shall be the applicable state or local income tax rate (reduced by the federal tax benefit using the higher of the maximum federal corporate or individual rate) and (f) except as permitted in clauses (d) and (e) above, no Tax Distribution with respect to a taxable year may be made more than 30 days after the date on which the federal income tax return for such year is filed.

(2) replacing the definition of the terms “Change in Control”, “Lender”, “Parent”, “Second Lien Agent”, “Second Lien Agreement”, “Second Lien Facility”, “Second Lien Intercreditor Agreement”, “Second Lien Lenders” and “Second Lien Notes” with the following replacement definitions:

“Change in Control” shall mean (i) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors, (ii) any “person” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder as in effect from time to time) other than KRH or the Kelso Group or any of their respective beneficial owners or any Permitted Group shall own, directly or indirectly, beneficially or of record, Equity Interests representing more than 50% of the voting Equity Interests of Public Co. or such person shall own, directly or indirectly, beneficially or of record, Equity Interests representing more than 50% of the voting Equity Interests of the Parent (measured by voting power rather than number of shares or membership interests), (iii) the Parent shall cease to have both beneficial ownership and control of 100% of the voting Equity Interests of the Borrower or (iv) the Borrower shall cease to have both beneficial ownership and control of 100% of the voting Equity Interests of each of RHI Entertainment Distribution, LLC, RHI Entertainment Productions, LLC and RHI International Distribution, Inc., except as a result of a disposition permitted under Section 6.6 hereof.

“Lender” and “Lenders” shall mean financial institutions whose names appear on the Schedule of Commitments, or an additional lender pursuant to Section 12.1 hereof, or an assignee of a Lender pursuant to Section 13.3 hereof, and their respective successors.

“Parent” shall mean RHI Entertainment Holdings II, LLC, a Delaware limited liability company.

“Second Lien Agent” shall mean, (A) prior to the Amendment No. 2 Effective Date, JPMorgan Chase Bank, N.A. and (B) thereafter, to the extent the Borrower incurs Indebtedness under a New Second Lien Agreement in compliance with Section 6.1, the New Second Lien Agent, in each case together with its respective successors and assigns in such capacities.

“Second Lien Agreement” shall mean (A) prior to the Amendment No. 2 Effective Date, that certain Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of April 13, 2007 (as amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the Second Lien Intercreditor Agreement), among the Borrower, the Guarantors, the Second Lien Agent and the Second Lien Lenders pursuant to which a $260,000,000 second lien term loan was extended to Borrower and (B) thereafter, to the extent the Borrower incurs Indebtedness under a New Second Lien Agreement in compliance with Section 6.1, such New Second Lien Agreement.

“Second Lien Facility” shall mean the loans contemplated by the Second Lien Agreement and all other obligations of the Borrower in connection therewith.

“Second Lien Intercreditor Agreement” shall mean (A) prior to the Amendment No. 2 Effective Date, that certain Amended and Restated Intercreditor Agreement among the Borrower, the Administrative Agent and the Second Lien Agent, dated as of April 13, 2007, and substantially in the form attached hereto as Exhibit D (as amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance herewith and therewith) and (B) thereafter, to the extent the Borrower incurs Indebtedness under a New Second Lien Agreement in compliance with Section 6.1, that certain Amended and Restated Second Lien Intercreditor Agreement among the Borrower, the Administrative Agent and the Second Lien Agent, dated as of April 13, 2007, as amended by this Amendment No. 2.

(3) amending the definition of the term “Kelso Group” by deleting the proviso appearing therein;

(B) Section 5.1 of the Credit Agreement is hereby amended by deleting the word “and” appearing after Section 5.1(j), inserting the word “; and” immediately prior to the period appearing at the end of Section 5.1(k) and inserting the following new Section 5.1(l).

“(l) Promptly upon receipt thereof, any and all correspondence delivered or received by (whether originating from or to Public Co., Parent or KRH) any Credit Party to the extent that such correspondence relates to any calculation of Tax Distributions.”

(C) Section 6.1 of the Credit Agreement is hereby amended by deleting clause (h) appearing therein and inserting in lieu thereof the following replacement clause (h):

“(h) Indebtedness in an amount not to exceed $75,000,000 under the New Second Lien Agreement in effect as of the Amendment No. 2 Effective Date or pursuant to Refinancing Indebtedness relating to such New Second Lien Agreement.”

(D) Section 6.5 of the Credit Agreement is hereby amended by deleting clause (b) appearing therein and inserting in lieu thereof the following replacement clause (b):

“(b) so long as no Event of Default or Default has occurred and is continuing or would be created thereby, distributions by the Borrower to the Parent (i) in an amount necessary to pay all Tax Distributions (provided that the Borrower shall have certified to the Administrative Agent that all correspondence and other documents described in Section 5.1(l) have been delivered to the Administrative Agent and shall have provided a certificate of either (x) its independent auditor or (y) its Chief Financial Officer and its Tax Director, confirming the computation thereof), (ii) for any purpose, the proceeds of the issuance of any additional Equity Interests, including Specified Equity Contributions that are used to cure an Event of Default pursuant to the Coverage Ratio as provided in Section 6.21 hereof, but excluding all other Specified Equity Contributions and (iii) for any purpose, provided that (w) the Leverage Ratio is less than 6.5:1.0 (calculated on a Pro Forma Basis after giving effect to the contemplated dividend), (x) the Liquidity Ratio of the Borrower and the Guarantors (calculated on a Pro Forma Basis after giving effect to the contemplated dividend) is at least 1.25:1 for the ensuing four fiscal quarters, (y) the aggregate amount of all dividends paid under this clause (iii) does not exceed $50,000,000 and (z) no dividends are paid under this clause (iii) until the first anniversary of the Closing Date; provided, however, that such dividends may not be used for (A) payments of principal of Indebtedness under the Second Lien Agreement, (B) payments of principal of Indebtedness which is subordinate or otherwise junior to the Obligations or (C) payments of principal of Indebtedness incurred in accordance with the provisions of Section 6.1(i) hereof;”

(E) Section 6.5 of the Credit Agreement is hereby amended by deleting clause (d) appearing therein and inserting in lieu thereof the following replacement clause (d):

“(d) so long as no Event of Default has occurred and is continuing, the payment of dividends in respect of, or the redemption, acquisition, re-acquisition or retirement of, Equity Interests of the Borrower with cash proceeds received from the issuance by the Borrower of Equity Interests after the Closing Date, other than (i) the Specified Equity Contributions, (ii) the Refinancing IPO Proceeds and (iii) to the extent such proceeds have been otherwise utilized consistent with an exception from a negative covenant contained in this Article 6 (i.e., as an Investment permitted under Section 6.4(p) or to fund a Permitted Business Acquisition);”

(F) Section 6.5 of the Credit Agreement is hereby amended by deleting the word “and” appearing at the end of paragraph (k) thereof; deleting the period which appears at the end of paragraph (l) thereof and inserting in its place a semi-colon and the word “and”; and by adding the following additional paragraph (m):

“(m) So long as no Event of Default has occurred and is continuing, distributions by the Borrower to the Parent in an amount necessary to pay corporate overhead expenses and legal, accounting and other professional fees and expenses of Parent, Public Co. and KRH, without duplication in each case incurred in connection with any activity not prohibited by this Credit Agreement, not to exceed $2,000,000 in the aggregate per fiscal year.”

(G) Section 6.10 of the Credit Agreement is hereby amended by (i) deleting clause (ix) appearing therein and inserting in lieu thereof the words “(ix) [intentionally omitted]”, (ii) deleting the words “the Kelso Group” appearing in clause (xi) thereof and inserting in lieu thereof the words “the Parent” and (iii) deleting the word “and” appearing before clause (xi) appearing therein and inserting the following new clause (xii):

“; and (xii) involves the consummation of the Qualified IPO and/or the Reorganization or the performance of any obligations under the Reorganization Agreement (as described in the Registration Statement), the Parent LLC Agreement, the Director Designation Agreement (as described in the Registration Statement), the Registration Rights Agreement (as described in the Registration Statement) or the KRH Value Units (as described in the Registration Statement)”.

(H) Section 6.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following replacement Section 6.23:

“SECTION 6.23 Activities of Parent and Public Co.

(a) Permit the Parent to (i) own assets other than the membership interests of the Borrower, (ii) engage in any business activities other than such ownership or (iii) incur any lien upon its ownership of membership interests of the Borrower.

(b) Permit Public Co. to incur any lien upon its ownership of the membership interests of the Parent.

(c) Permit Public Co. to engage in any business activities which are currently engaged in by the Borrower or any of its subsidiaries of which may be engaged in by the Borrower and its Subsidiaries pursuant to section 6.11 hereof.”

(I) Section 12.1 of the Credit Agreement is hereby amended by deleting clause (b)(viii) and inserting in lieu thereof the following replacement clause (b)(viii):

“(viii) to, in connection with the closing of the Qualified IPO after the effectiveness of the Registration Statement, as amended, (A) accept up to $75,000,000 of additional Revolving Credit Commitments from existing Lenders or additional Lenders and (B) make such other technical modifications to the Credit Agreement, including without limitation appropriate modifications to Schedule 1 to the Credit Agreement, as are necessary to reflect the incremental Revolving Credit Commitments described in the foregoing clause (A).”

(J) Solely to the extent that New Commitments (as defined below) are implemented in accordance with the provisions of this Amendment, the Introductory Statement to the Credit Agreement is hereby amended by inserting the following new paragraph after the third paragraph thereof:

“Pursuant to Amendment No. 2 (as defined herein), among other things, the Revolving Credit Commitment has been increased from $275,000,000 to $350,000,000 in connection with the consummation of the Qualified IPO, which resulted in a commensurate increase in the aggregate amount of the Facilities from $450,000,000 to $525,000,000.”

(K) Schedule 3.7(a) to the Credit Agreement is hereby replaced in its entirety with Schedule 3.7(a) attached to this Amendment.

(L) Schedule 3.18 to the Credit Agreement is hereby replaced in its entirety with Schedule 3.18 attached to this Amendment.

SECTION 3. Consents. Upon the satisfaction of the conditions to the “Effective Date” set forth in Section 6 of this Amendment No. 2, the Lenders hereby consent, by act of the Required Lenders, as follows:

(A) to the transfer of all of the outstanding Equity Interests of the Borrower from KRH to Holdings II, notwithstanding anything to the contrary contained in the Credit Agreement; and

(B) to the extent that Section 2.10(a) of the Second Lien Credit Agreement and/or the provisions of the Second Lien Intercreditor Agreement require the prior written consent of the Required Lenders under the Credit Agreement for the Borrower to make a voluntary prepayment of Indebtedness outstanding under the Second Lien Facility prior to the “First Priority Obligations Payment Date” (as defined in the Second Lien Intercreditor Agreement), including without limitation the payment of all premiums and penalties and fees and expenses incurred in connection therewith, the Required Lenders hereby provide such consent with respect to the Refinancing IPO Proceeds together with Loans under the Revolving Credit Facility (after giving effect to the incremental New Commitments, if any) and/or the New Second Lien Facility, if any.

SECTION 4. Amendment to Credit Agreement Upon Amendment Execution. Subject solely to the conditions set forth in Sections 6(A) and (B), Section 1.1 of the Credit Agreement is hereby amended by replacing the term “Applicable Margin” with the following replacement definition: “Applicable Margin” shall mean (i) in the case of Alternate Base Rate Loans, 1.00% per annum and (ii) in the case of LIBOR Loans, 2.00% per annum.

SECTION 5. Amendment to the Intercreditor Agreement Upon Effective Date. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Administrative Agent is authorized to make the following changes to the Second Lien Intercreditor Agreement:

(A) amend the definition of “Permitted Refinancing” set forth in Section 1.1 of the Second Lien Intercreditor Agreement by deleting existing clause (i) appearing therein and replacing it with the following:

“(i) the terms of such refinancing do not provide for an interest rate margin and/or fees such that the cash portion of the net effective interest rate margin on the loans made under such refinancing facility (after taking into account any prepayment premium payable under Section 2.9(a) of the Existing Second Priority Agreement) is more than four percent (4.00%) per annum in cash pay above the interest rate margin on the existing Second Priority Loans,”.

(B) amend the definition of “Cap Amount” set forth in Section 1.1 of the Second Lien Intercreditor Agreement by deleting the current text and replacing it with the following:

“Cap Amount” means as of any date of determination $525 million plus an amount not in excess of $52.5 million in the aggregate advanced in the context of a workout and/or a debtor-in-possession financing, less an amount equal to the sum, without duplication, of (i) the aggregate amount of all principal payments and prepayments of the Term Loans under the Existing First Priority Agreement as in effect on the date hereof (other than any principal payments made on account or as a result of a Permitted First Lien Refinancing), (ii) the amount of all Proceeds of Common Collateral received after the date hereof by the First Priority Representative, which pursuant to the provisions of Section 2.10(f) of the Existing First Priority Agreement as in effect on the date hereof, are to be applied to pay First Priority Obligations and which are not so applied and (iii) the aggregate amount of all permanent reductions of the Revolving Credit Commitments (as such term (or any term comparable to such term) is defined in the Existing First Priority Agreement) other than a reduction on account of or as a result of a Permitted First Lien Refinancing.

SECTION 6. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions prior to August 30, 2010 (the date on which such conditions have been satisfied referred to herein as the “Effective Date”):

(A) the receipt by the Administrative Agent of counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each New Lender (as defined below), the Guarantors (and any entity required to join the Credit Agreement as a Guarantor pursuant to Section 5.21 of the Credit Agreement) and the Administrative Agent and the Collateral Agent;

(B) the receipt by the Administrative Agent of written consents from the Required Lenders to the Administrative Agent’s execution of this Amendment;

(C) the simultaneous consummation of the Qualified IPO in a manner which generates net proceeds which, together with (x) Loans under the Revolving Credit Facility after giving effect to the New Commitments and (y) the proceeds of Indebtedness under the New Second Lien Facility in an amount not to exceed $75,000,000, are sufficient to satisfy the conditions described in clauses (D) and (F) below;

(D) the simultaneous retirement of all obligations under the Second Lien Facility (as in effect immediately prior to the Effective Date) and the Parent Note Obligations (including all Indebtedness thereunder and any prepayment premiums arising thereunder) and termination of the Second Lien Facility (as in effect immediately prior to the Effective Date) and the Parent Note Obligations, as evidenced by such documentation as the Administrative Agent may reasonably request;

(E) the Administrative Agent shall have received evidence satisfactory to it, including a joinder to Article 10 of the Credit Agreement as a Pledgor and a customary UCC-1 financing statement, that RHI Entertainment Holdings II, LLC shall have delivered a perfected first priority security interest in its Equity Interests in Borrower to Administrative Agent (on behalf of itself, the Issuing Bank and the Lenders);

(F) The Administrative Agent shall have received, no later than the date of the effectiveness of the Qualified IPO of Public Co. (regardless of whether any of the conditions in this Section 6 have been met, other than conditions (A) and (B) herein), from the Borrower for the account of the Lenders an amendment fee equal to 0.15% of the total Commitments held by each existing Lender that executes a consent authorizing this Amendment on or prior to 5:00 p.m. (New York City time) on May 29, 2008, such fees to be distributed pro rata according to such consenting Lenders’ Commitments as of May 29, 2008;

(G) The Borrower shall have provided the Administrative Agent with no less than three (3) Business Days advance written notice of the intended consummation of the Qualified IPO;

(H) the Administrative Agent shall have received, and be satisfied with (in its reasonable discretion; provided that it is agreed that the copy provided to the Administrative Agent prior to the date hereof is satisfactory) the provisions of an executed copy, certified by Borrower to be true and correct, of the Parent LLC Agreement;

(I) after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing;

(J) to the extent the Borrower incurs Indebtedness under a New Second Lien Agreement in compliance with Section 6.1 of the Credit Agreement and such Indebtedness under such New Second Lien Agreement is a “Permitted Refinancing” under the Second Lien Intercreditor Agreement (as amended by this Amendment No. 2), delivery of documentation reasonably satisfactory to the Administrative Agent, including without limitation a New Second Lien Agreement and a New Second Lien Intercreditor Agreement (in each case which meets the parameters set forth in this Amendment), and the funding of Indebtedness thereunder in an amount not to exceed $75,000,000; provided, that it is agreed that the provisions of the Second Lien Agreement and the Second Lien Intercreditor Agreement as in effect immediately prior to the Amendment No. 2 Effective Date are satisfactory; and

(K) the representations and warranties contained in Section 9 hereof being true and correct.

Notwithstanding the preceding provisions of this Section 6, the amendment contemplated by Section 4 above shall be come effective immediately upon the satisfaction of the conditions set forth in Sections 6(A) and (B), regardless of whether the Effective Date ever occurs.

SECTION 7. Effect of Amendment. Upon the Effective Date, each financial institution (whether or not an existing Lender, a “New Lender”) holding a portion of the increased Revolving Credit Commitments, if any (“New Commitments”), being created upon the Effective Date shall (a) by their execution of this Amendment or such other instrument as may be satisfactory to the Administrative Agent accept an assignment from the existing Revolving Lenders of an interest in each then outstanding Revolving Credit Loan and Letter of Credit such that, after giving effect thereto, all exposure under the Revolving Credit Facility is held (directly or indirectly) ratably by all Lenders holding Revolving Credit Commitments in proportion to their new Revolving Credit Commitments, (b) in connection with the assignments described in clause (a), each New Lender shall for all purposes be a Lender hereunder with respect to its New Commitments and its “Initial Date” for purposes of such New Commitments shall be the Effective Date and shall pay to the Administrative Agent for the account of the existing Lenders holding Revolving Credit Commitments such New Lender’s pro rata portion of the aggregate amount of the Revolving Credit Loans and unreimbursed drafts, if any, under any outstanding Letters of Credit and (c) any assignments described in clause (a) shall constitute Assignments and Acceptances for all purposes and amendments to the Schedule of Commitments and (ii) the Borrower shall pay any breakage costs associated with the assignments referenced in clause (i).

SECTION 8. Waiver. Upon the Effective Date, the Required Lenders shall be deemed to have waived any Default or Event of Default which may have arisen as a result of (i) the contribution by KRH of its ownership of the Equity Interests of the Borrower to Holdings II and (ii) any action which may be construed as a violation of the provisions of Section 6.23 or Section 7(l) of the Credit Agreement (as such Sections existed prior to the Effective Date) as a result of the contribution described in the preceding clause (a) and from any other action taken by KRH in contemplation of the consummation of the Qualified IPO and the Reorganization.

SECTION 9. Representations and Warranties. Each Credit Party represents and warrants that before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

SECTION 10. Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

SECTION 11. Fundamental Documents. This Amendment shall constitute a Fundamental Document.

SECTION 12. Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of any provision of the Credit Agreement or a waiver of any Event of Default under the Credit Agreement. The Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

SECTION 13. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

SECTION 14. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 16. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation,

execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

SECTION 17. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

SECTION 18. Public/Private Information. Each of the Lenders acknowledges that Information furnished to it pursuant to this Amendment No. 2 may include material non-public Information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures and applicable law, including federal and state securities laws. All Information, including requests for waivers and amendments, furnished by the Borrower pursuant to, or in the course of administering, this Amendment No. 2, will be syndicate-level Information, which may contain material non-public Information about the Borrower and its related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its “Administrative Questionnaire” a credit contact who may receive information that may contain material non-public Information in accordance with its compliance procedures and applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:
RHI ENTERTAINMENT, LLC
By	/s/
Name:
Title:

GUARANTORS:
RHI ENTERTAINMENT DISTRIBUTION, LLC
By	/s/
Name:
Title:

RHI ENTERTAINMENT PRODUCTIONS, LLC
By	/s/
Name:
Title:

RHI INTERNATIONAL DISTRIBUTION, INC.
By	/s/
Name:
Title:

[Signature Page to Amendment No. 2 to the Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank on behalf of each of the Lenders
By	/s/
Name:
Title:

[Signature Page to Amendment No. 2 to the Amended and Restated Credit Agreement]